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                                                                  EXHIBIT 23(D)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated February 7, 1997 relating to the financial statements of SBT Bancshares, Inc. as of and for the year ended December 31, 1996, which appears in such Prospectus/Proxy Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Memphis, Tennessee
July 17, 1997